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Supplement
(to Prospectus Supplement dated April 17, 2003
to Prospectus dated November 14, 2002)
                                                                [graphic]CHASE




                           $894,705,000 (Approximate)
                                 Chase Funding
             Mortgage Loan Asset-Backed Certificates, Series 2003-2


                       Chase Funding Trust, Series 2003-2
                                     Issuer

                              Chase Funding, Inc.
                                   Depositor

                      Chase Manhattan Mortgage Corporation
                              Seller and Servicer

                         Chase Manhattan Bank USA, N.A.
                                     Seller

                              JPMorgan Chase Bank
                                     Seller


   The information with respect to the assumed characteristics of the Group I Mortgage Loans on page S-84 of the attached Prospectus Supplement dated April 17, 2003 (the "Prospectus Supplement") in the third row under the column entitled "Current Balance" is hereby deleted and replaced with the following:
$110,465.79.






                           __________________________

                 The date of this Supplement is April 23, 2003.